As filed with the Securities and Exchange Commission on September 24, 1998
                           Registration No. 333-26583
                           --------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   ON FORM S-3
                                       TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
             -------------------------------------------------------
                        INTERVEST BANCSHARES CORPORATION

             (Exact name of registrant as specified in its charter)
             ------------------------------------------------------

                    DELAWARE                         13-3699013
             (State or other juris-               (I.R.S. Employer
             diction of incorporation            identification No.)
                or organization)


                        10 Rockefeller Plaza (Suite 1015)
                          New York, New York 10020-1903
                                 (212) 757-7300
                                 --------------

                          (Address, including zip code,
                              and telephone number,
                              including area code,
                            of registrant's principal
                               executive offices)
                               ------------------


                       Lawrence G. Bergman, Vice President
                        Intervest Bancshares Corporation
                        10 Rockefeller Plaza (Suite 1015)
                          New York, New York 10020-1903
                                 (212) 757-7300
                                 --------------

                     (Name, address, including zip code, and
                     telephone number, including area code,
                              of agent for service)

                                    Copy to:

                             Thomas E. Willett, Esq.
                           Harris Beach & Wilcox, LLP
                              130 East Main Street
                            Rochester, New York 14604
                                 (716) 232-4440

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON
       AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-26583

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), SHALL DETERMINE.

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 23, 1998

                        INTERVEST BANCSHARES CORPORATION
                   (A Bank Holding Company for Intervest Bank)

The securities offered hereby consist of warrants related to 883,665 shares of Class A Common Stock issued by Intervest Bancshares Corporation (the "Company"), a warrant related to the purchase of 150,000 shares of Class B Common Stock (collectively the "Warrants"), and 883,665 shares of Class A Common Stock, par value $1.00 per share (the "Class A Common Stock") and 150,000 shares of Class B Common Stock, par value $1.00 per share (the "Class B Common Stock") issuable upon exercise of the Warrants. These Warrants and the shares of Class A or Class B Common Stock acquired upon exercise of the Warrants may be offered or sold, from time to time, for the account of the holders of such Warrants (the "Selling Warrantholders"). See "Selling Warrantholders." The Company will not receive any of the proceeds from the sale of the Warrants or the shares by the Selling Warrantholders.

The Selling Warrantholders may from time to time sell the shares covered by this Prospectus on the Nasdaq SmallCap Market in ordinary brokerage transactions, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices. See "Plan of Distribution." The Common Stock is traded on the Nasdaq SmallCap Market under the symbol IBCA. On September 16, 1998, the last reported sale price on the Nasdaq SmallCap Market was $9.25.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
            ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
              OR ADEQUACY OF THIS PROSPECTUS, ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is _________, 1998.

                              AVAILABLE INFORMATION

The  Company is  subject to the  informational  requirements  of the  Securities
Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at 7
World Trade Center, Suite 1300, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials also may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the Company is required to file electronic versions of these documents with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Common Stock of the Company is traded on the Nasdaq SmallCap Market. Reports and other information concerning the Company may be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, as certain items are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Company and the shares of Common Stock offered hereby, reference is made to such Registration Statement and the exhibits and schedules thereto, which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of which may be obtained from the Commission at prescribed rates.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The  following   documents   filed  by  the  Company  with  the  Commission  are
incorporated herein by reference:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

         (2) The description of the Company's common stock contained in the Company's registration statement on Form 8-A, which became effective on October 24, 1997.

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Common Stock registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference into this Prospectus (without exhibits to such documents other than exhibits specifically incorporated by reference into such documents). Requests for such copies should be directed to the Secretary of the Company, 10 Rockefeller Plaza, (Suite 1015), New York, New York 10020; telephone (212) 757-7300.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

                                   THE COMPANY

The Company's  executive  offices are located at 10  Rockefeller  Plaza,  (Suite
1015), New York, New York 10020, (telephone (212) 757-7300). The Company is a Bank Holding company incorporated under the laws of the State of Delaware whose only subsidiary is Intervest Bank (the "Bank"), a Florida chartered bank which is a member of the Federal Reserve System. The Company owns approximately 99% of the issued and outstanding shares of the Bank. The Bank is a community-oriented, full service, commercial bank serving the Clearwater area of the State of Florida.

                                 USE OF PROCEEDS

The Company will not receive any proceeds from the sale of Warrants or Common Stock by the Selling Stockholders.


                             SELLING WARRANT HOLDERS

         The following table sets forth certain information regarding the beneficial ownership of the Company's Warrants by Selling Warrant Holders, and as adjusted to reflect the sale of Warrants offered hereby. While none of the Selling Warrant Holders has indicated any intention to offer or sell Warrants, such Warrants may be offered or sold, from time to time, for the account of such holders. Except as indicated in the footnotes to the table, the Selling Warrant holders have not held any position or had any other material relationship with the Company within the past three years.

                                         Warrants to Purchase Class A Common Stock
                                         -----------------------------------------
                                             Beneficially Owned          Offered             Beneficially Owned
                                             Prior to Offering            Hereby               After Offering
                                          ------------------------        ------          -------------------------
                                           # of            % of            # of            # of            % of
Name                                      Shares       Outstanding        Shares          Shares        Outstanding
----                                      ------       -----------        ------          ------        -----------
Karen E. Armentrout(3)                     1,500          *                1,500               0           ---
Linda M. Backer(3)                         2,250          *                1,500             750           *
Wanda D. Bailey(3)                         2,250          *                1,500             750           *
Wendy H. Belanger(3)                       1,500          *                1,500               0           ---
Mary C. Belmonte(3)                        2,250          *                1,500             750           *
Maureen S. Benner(3)                       1,500          *                1,500               0           ---
Lawrence G. Bergman(1)(2)                 82,500          5.4%            52,500          30,000           2.0%
Dana D. Bosson(3)                            450          *                  450               0           ---
Gloria E. Brady(3)                         1,500          *                1,500               0           ---
Stephen M. Bragin(2)                      22,500          1.5%            15,000           7,500           *

                                                         3



                                         Warrants to Purchase Class A Common Stock
                                         -----------------------------------------
                                             Beneficially Owned          Offered             Beneficially Owned
                                             Prior to Offering            Hereby               After Offering
                                          ------------------------        ------          -------------------------
                                           # of            % of            # of            # of            % of
Name                                      Shares       Outstanding        Shares          Shares        Outstanding
----                                      ------       -----------        ------          ------        -----------
Michael A. Callen(1)                      33,750          2.2%            15,000          18,750           *
Pamela K. Carlyle(3)                         450          *                  450               0           ---
Robert J. Carroll(2)                      22,500          1.5%            15,000           7,500
Gail M. Chamberlain(3)                       450          *                  450               0           ---
Petra H. Coover(2)                        12,750          *                9,000           3,750
Jerome Dansker(1)(2)(4)                  553,965          36.2%          538,965          15,000           *
Lowell S. Dansker(1)(2)                   82,500          5.4%            52,500          30,000           2.0%
David M. Egbert(2)                        22,500          1.5%            15,000           7,500           *
Amy J. Fahy(3)                               450          *                  450               0           ---
Sharon J. Falk                               750          *                  750               0           ---
Christopher J. Galati                        750          *                  750               0           ---
Milton F. Gidge(1)                        22,500          1.5%            15,000           7,500           *
Wanda L. Glennon(3)                          450          *                  450               0           ---
Margaret P. Hedgepeth(3)                   1,500          *                1,500               0           ---
Russell A. Kimball(2)                      7,500          *                7,500               0           ---
Barbara A. Knapp(3)                        2,250          *                1,500             750           ---
Mark W. Maconi(2)                         22,500          1.5%            15,000           7,500           *
Debra K. Mason(3)                          2,250          *                1,500             750           *
Linda H. Nash Trustee                      4,500          *                4,500               0           ---
Linda H. Nash                              3,000          *                3,000               0           ---
Mary F. Nonnemacher(3)                     2,250          *                1,500             750           *
Lawrence W. Nortrup(2)                    26,250          1.7%            15,000          11,250           *
Nancy S. Norwood                          22,500          1.5%            11,250          11,250           *
Keith A. Olson(2)                         45,000          2.9%            30,000          15,000           *
Diane S. Rathburn(3)                       2,250          *                1,500             750           *
Patricia A. Reinoehl(3)                    2,250          *                1,500             750           *
Susan H. Roy                               7,500          *                7,500               0           ---
Roxanne L. Souder(3)                         450          *                  450               0           ---
Linda A. Ventura(3)                        2,250          *                1,500             750           *
Linda W. Waldron(3)                        1,500          *                1,500               0           ---
Marti J. Warren(2)                         3,750          *                3,750               0           ---
David J. Willmott(1)                      52,500          34.3%           15,000          37,500           2.5%
Wesley T. Wood(1)                         60,000          39.2%           15,000          45,000           2.9%
Sue J. Worley(3)                           1,500          *                1,500               0           ---

-----------------------------------
*Less than 1%

(1)      Director or Officer of the Company
(2)      Director or Officer of the Bank
(3)      Employee of the Bank
(4) Mr. Dansker is also the holder of a Warrant related to 150,000 shares of Class B Common Stock, constituting the only issued and outstanding Warrant for Class B Common Stock, and that Warrant may also be offered or sold.

                              PLAN OF DISTRIBUTION

         With respect to the Warrants held by the Selling Warrantholders, such Warrants may be offered and sold from time to time by the Selling Warrantholder. The Selling Warrantholder will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. Such sale may be made in negotiated transactions. In effecting sales, broker/dealers engaged by the Selling Warrantholders may arrange for other broker/dealers to participate. Broker/dealers will receive commissions or discounts from the Selling Warrantholders in amounts to be negotiated immediately prior to the sale. In the offering of the Warrants covered hereby, the Selling Warrantholders and any broker/dealers and any other participating broker/dealers who execute sales for the Selling Warrantholders may be deemed to be "Underwriters" within the meaning of the Securities Act. In connection with such sales, any profits realized by the Selling Warrantholders and the compensation of such broker/dealer may be deemed to be underwriting discounts and commissions. In addition, any Warrants covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus. Of the Warrants offered by the Selling Warrantholders hereunder, Warrants related to 694,965 shares of Class A Common Stock presently qualify for sale pursuant to Rule 144.

The Company has advised the Selling Warrantholders that during such time as they may be engaged in a distribution of Warrants included herein they are required to comply with Rules 10b-6 and 10b-7 under the Exchange Act (as those Rules are described in more detail below) and, in connection therewith, that they may not engage in any stabilization activity in connection with the Company's securities, are required to furnish to each broker-dealer through which Warrants included herein may be offered copies of this Prospectus, and may not bid for or purchase any securities of the Company or attempt to induce any person to purchase any securities except as permitted under the Exchange Act. The Selling Warrantholders have agreed to inform the Company when the distribution of the shares is completed.

Rule 10b-6 under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Rule 10b-7 governs bids and purchase made in order to stabilize the price of a security in connection with a distribution of the security.

This offering will terminate on the date on which all Warrants offered hereby have been sold by the Selling Warrantholders.

                                  LEGAL MATTERS

The validity of the Warrants offered hereby will be passed upon for the Company by Harris Beach & Wilcox, LLP, Rochester, New York.

                                     EXPERTS

The consolidated financial statements of the Company at December 31, 1997 and 1996 and for the years then ended, included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997, have been audited by Hacker, Johnson, Cohen & Grieb, PA, Tampa, Florida, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

NATURE OF EXPENSE
-----------------
SEC Registration Fee.....................................................$    0
Legal (including Blue Sky) and Accounting Fees and Expenses .............$2,000*
Miscellaneous............................................................$1,000*
                                                                         ------
                                                     TOTAL               $3,000*
                                                     -----               ------

*Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful, provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances. The Company's Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

The Company's Certificate of Incorporation also provides that no director shall be liable to the Company or its stockholders for monetary damages for breach of his fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction in which the director derived an improper personal benefit.

The By-laws of the Company contain provisions to the effect that each director, officer and employee of the Company shall be indemnified by the Company against liabilities and expenses in connection with any legal proceedings to which he may be made a party with which he may become involved or threatened by reason of having been an officer, director or employee of the Company or of any other organization at the request of the Company. The provisions include indemnification with respect to matters covered by a settlement. Any such indemnification shall be made only if the Board determines by a majority vote of a quorum consisting of disinterested directors or by stockholders, that indemnification is proper in the circumstances because the person seeking indemnification has met the applicable standards of conduct. It must be determined that the director, officer or employee acted in good faith with the reasonable belief that his action was in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, that he had no reasonable cause to believe his conduct was unlawful.

Item 16.            Exhibits.
--------            ---------

Exhibit Number        Description of Exhibit
--------------        ----------------------

3.1                   Restated Certificate of Incorporation of the Company (1)

3.2                   Bylaws of the Company (1)

4.1                   Form of Certificate for Shares of Class A Common Stock (2)

4.2                   Form of Certificate for Shares of Class B Common Stock (2)

4.3                   Form of Warrant for Class A Common Stock (1)

4.4 Form of Warrant Agreement between the Company and the Bank of New York (1)

5.1                   Opinion of Harris Beach & Wilcox, LLP

24.1 Consent of Harris Beach & Wilcox, LLP is included in the Opinion of Harris Beach & Wilcox, LLP, filed as
                      Exhibit 5.1

24.2                     Consent of Hacker, Johnson, Cohen & Grieb

----------------------
1 Incorporated by reference from Amendment No. 1 to the Company's Registration Statement on Form SB-2 (No. 333-33419), filed with the Commission on September 22, 1997.
2 Incorporated by reference from Pre-Effective Amendment No. 1 to the Company's Registration Statement on Form SB-2 (No. 33-82246), filed with the Commission on September 15, 1994.

ITEM 17.  UNDERTAKINGS.

         The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this Registration Statement.

         (2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial BONA FIDE offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the indemnification provisions described herein, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on this form and has caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 21st day of September, 1998.

                                             INTERVEST BANCSHARES CORPORATION
                                             (Registrant)

                                             By:    /s/ Lowell S. Dansker
                                                    ----------------------------
                                                    Lowell S. Dansker, President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment has been signed by the following persons in the capacities and on the dates indicated.

                                                       Title                                 Date
                                                       -----                                 ----

/s/Lawrence G. Bergman                            Vice President,                        September 21, 1998
-------------------------------------             Secretary and Director
Lawrence G. Bergman

-------------------------------------             Director                               September ___, 1998
Michael A. Callen

/s/Jerome Dansker                                 Chairman of the Board,                 September 21, 1998
-------------------------------------             Executive Vice President, Director
Jerome Dansker

/s/Lowell S. Dansker                              President, Treasurer and Director      September 21, 1998
-------------------------------------             (Principal Executive, Financial
Lowell S. Dansker                                 and Accounting Officer)


-------------------------------------             Director                               September ___, 1998
Milton F. Gidge

/s/William F. Holly
-------------------------------------             Director                               September 21, 1998
William F. Holly

-------------------------------------             Director                               September __, 1998
Edward J. Merz

/s/David J. Willmott
-------------------------------------             Director                               September 21, 1998
David J. Willmott

/s/Wesley T. Wood
-------------------------------------             Director                               September 21, 1998
Wesley T. Wood